Page 11 of 12 Pages

                                    EXHIBIT A

                             JOINT FILING AGREEMENT



          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock $0.01 par value per share of FBR Asset Investment Corporation dated May 1, 2000 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  May 1, 2000          ANGELO, GORDON & CO., L.P.

                             By:  AG Partners, L.P.
                                  General Partner

                                  By:  /s/ Michael L. Gordon
                                       ----------------------------------------
                                       Name: Michael L. Gordon
                                       Title:   General Partner


Dated:  May 1, 2000          /s/ John M. Angelo
                             --------------------------------------------------
                             JOHN M. ANGELO


Dated:  May 1, 2000          /s/ Michael L. Gordon
                             --------------------------------------------------
                             MICHAEL L. GORDON